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                                                                    Exhibit 99.3

                   INSTRUCTION TO REGISTERED HOLDER AND/OR
                  BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                      OF
                                  DAVITA INC.


               9 1/4% Series A Senior Subordinated Notes due 2011


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated __________, 2001 (the "Prospectus") of DaVita Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus and the Letter of transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Series A Notes held by you for the account of the undersigned.

     The aggregate face amount of the Series A Senior Subordinated Notes Due 2011 ("Series A Notes") held by you for the account of the undersigned is (fill in amount):

     $______________ of the 9 1/4% Series A Senior Subordinated Notes Due 2001.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):

     [__] To TENDER the following Series A Notes held by you for the account of the undersigned (insert principal amount of Series A Notes to be tendered, if any) $_____________ of the 9 1/4% Series A Senior Subordinated Notes due 2011.

     [__] NOT to TENDER any Series A Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Series A Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representation that (i) the holder is not an "affiliate" of the Company, (ii) any Series B Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged, and does not intend to
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engage, in a distribution (within the meaning of the Securities Act) of such
Series B Notes. If the tendering holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, you will represent on behalf of such broker-dealer that the Series A Notes to be exchanged for the Series B Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. By acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE


Name of beneficial owner (s): ___________________________________________

Signature (s): __________________________________________________________

Name (s) (please print): ________________________________________________

Address: ________________________________________________________________

Telephone Number: _______________________________________________________

Taxpayer Identification or Social Security Number:_______________________

Date: ___________________________________________________________________

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